Exhibit 99.1

FOR IMMEDIATE RELEASE

LINN ENERGY ANNOUNCES FIRST QUARTER 2007 RESULTS AND UPDATED 2007 / 2008 GUIDANCE

Houston, Texas, May 14, 2007 – Linn Energy, LLC (Nasdaq: LINE) announced today financial and operating results for the quarter ended March 31, 2007 and guidance for the remainder of 2007 and for 2008.

For the first quarter of 2007 as compared to the fourth quarter of 2006, total production increased 41% to 5.4 Bcfe from 3.8 Bcfe and Adjusted EBITDA increased 53% to $30.8 million from $20.1 million.  For the first quarter of 2007 as compared to the first quarter of 2006, total production increased 195% to 5.4 Bcfe from 1.8 Bcfe and Adjusted EBITDA increased 96% to $30.8 million from $15.7 million.

Adjusted EBITDA is a non-GAAP financial measure that is reconciled to its most comparable GAAP financial measure under the heading “Explanation and Reconciliation of Non-GAAP Financial Measures” in this press release.

Conference Call

As previously announced, management will host a teleconference call on Tuesday, May 15, 2007 at 9:00 AM Eastern Time to discuss Linn Energy’s first quarter 2007 results and guidance for the remainder of 2007 and for 2008.  Prepared remarks by Michael C. Linn, Chairman, President and Chief Executive Officer, and Kolja Rockov, Executive Vice President and Chief Financial Officer, will be followed by a question and answer period.

Investors and analysts are invited to participate in the call by phone at (866) 831-6270 (Passcode: 76049307) or via the internet at www.linnenergy.com.  A replay of the call will be available on the Company’s website or by phone at (888) 286-8010 (Passcode: 15309293) for a seven-day period following the call.

ABOUT LINN ENERGY

Linn Energy is an independent oil and gas company focused on the development and acquisition of long-lived properties which complement its asset profile in producing basins within the United States.  More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:	Kolja Rockov	Jeanine DeLay
	Executive Vice President and CFO	Manager, Investor Relations
	281-605-4169	281-605-4144

This press release includes “forward-looking statements” within the meaning of the federal securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s 2006 Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

(Financial Summary Follows)

Linn Energy, LLC

Explanation and Reconciliation of Non-GAAP Financial Measures

This press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measure of “Adjusted EBITDA.”  The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

We define Adjusted EBITDA as net income (loss) plus:

•                  Interest expense, net of amounts capitalized;

•                  Depreciation, depletion and amortization;

•                  Write-off of deferred financing fees and other;

•                  (Gain) loss on sale of assets;

•                  Accretion of asset retirement obligation;

•                  Unrealized (gain) loss on oil and gas derivatives;

•                  Unit-based compensation expense and unit warrant expense;

•                  IPO cash bonuses; and

•                  Income tax provision.

Adjusted EBITDA is a significant performance metric used by our management to indicate (prior to the establishment of any reserves by our Board of Directors) the cash distributions we expect to pay our unitholders.  Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates.  Adjusted EBITDA is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies as a metric of core profitability or to assess the financial performance of assets.

The following table presents a reconciliation of our consolidated net income (loss) to Adjusted EBITDA (Unaudited):

	Three Months Ended March 31,
	2007	2006
	(in thousands)

Net income (loss)	$(67,847)	$21,977
Plus:
Interest expense, net of amounts capitalized	9,913	2,639
Depreciation, depletion and amortization	11,851	3,700
Write-off of deferred financing fees and other	804	374
(Gain) loss on sale of assets	(945)	18
Accretion of asset retirement obligation	110	58
Unrealized (gain) loss on oil and gas derivatives	69,514	(20,923)
Unit-based compensation and unit warrant expense	3,740	5,680
IPO cash bonuses	—	2,039
Income tax provision (1)	3,632	119
Adjusted EBITDA	$30,772	$15,681

(1)          The Company’s taxable subsidiaries generated net operating losses for the year ended December 31, 2006.  Management has subsequently recovered expenses through an intercompany charge for services from Linn Operating, Inc. to Linn Energy, LLC, which resulted in a corresponding tax expense in first quarter of 2007.

Linn Energy, LLC

Operating Statistics (Unaudited)

Results of Operations - Three Months Ended March 31, 2007 Compared to Three Months Ended December 31, 2006

	Three Months Ended		Percentage
	March 31,	December 31,	Increase
	2007	2006	(Decrease)
Production:
Gas production (MMcf)	3,374	2,622	28.7%
Oil production (MBbls)	215	203	5.9%
Natural gas liquid production (MBbls)	127	—	—
Total production (MMcfe)	5,424	3,845	41.1%
Average daily production (Mcfe/d)	60,267	41,793	44.2%

Weighted average realized prices: (1)
Gas (Mcf)	$8.40	$8.84	(5.0)%
Oil (Bbl) (2)	$64.47	$62.19	3.7%
Natural gas liquid (Bbl)	$47.92	—	—
Total (Mcfe)	$8.90	$9.31	(4.4)%

Average unit costs per Mcfe of production (non-GAAP):
Operating expenses	$2.30	$1.91	20.4%
General and administrative expenses (3)	$1.27	$2.47	(48.6)%
Depreciation, depletion and amortization	$2.18	$2.78	(21.6)%

(1)          Includes the effect of realized gains of $9.1 million and $8.2 million on oil and gas derivatives for the three months ended March 31, 2007 and December 31, 2006, respectively.

(2)          The majority of our oil production, which is in California, is sold pursuant to a long-term contract at 79% of NYMEX, and with gravity increase due to NGL being mixed into the oil stream, prices realized average approximately 82% of NYMEX.

(3)          This is a non-GAAP performance measure used by our management and is a quantitative measure used in the oil and gas industry.  The measure for the three months ended March 31, 2007 and December 31, 2006 excludes approximately $3.7 million and $7.6 million, respectively, of unit-based compensation expense and unit warrant expense.  General and administrative expenses including these amounts was $1.96 per Mcfe and $4.44 per Mcfe for the three months ended March 31, 2007 and December 31, 2006, respectively.

Linn Energy, LLC

Operating Statistics (Unaudited)

Results of Operations - Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

	Three Months Ended		Percentage
	March 31,		Increase
	2007	2006	(Decrease)
Production:
Gas production (MMcf)	3,374	1,798	87.7%
Oil production (MBbls)	215	6	3,483.3%
Natural gas liquid production (MBbls)	127	—	—
Total production (MMcfe)	5,424	1,836	195.4%
Average daily production (Mcfe/d)	60,267	20,400	195.4%

Weighted average realized prices: (1)
Gas (Mcf)	$8.40	$9.74	(13.8)%
Oil (Bbl) (2)	$64.47	$58.46	10.3%
Natural gas liquid (Bbl)	$47.92	$—	—
Total (Mcfe)	$8.90	$9.72	(8.4)%

Average unit costs per Mcfe of production (non-GAAP):
Operating expenses	$2.30	$1.63	41.1%
General and administrative expenses (3)	$1.27	$0.97	30.9%
Depreciation, depletion and amortization	$2.18	$2.02	7.9%

(1)          Includes the effect of realized gains of $9.1 million and $3.3 million on oil and gas derivatives for the three months ended March 31, 2007 and 2006, respectively.

(2)          The majority of our oil production, which is in California, is sold pursuant to a long-term contract at 79% of NYMEX, and with gravity increase due to NGL being mixed into the oil stream, prices realized average approximately 82% of NYMEX.

(3)          This is a non-GAAP performance measure used by our management and is a quantitative measure used in the oil and gas industry.  The measure for the three months ended March 31, 2007 and 2006 excludes approximately $3.7 million and $5.7 million, respectively, of unit-based compensation expense and unit warrant expense.  The measure for the three months ended March 31, 2006 excludes approximately $2.0 million of bonuses paid to certain executive officers in connection with our initial public offering.  General and administrative expenses including these amounts was $1.96 per Mcfe and $5.16 per Mcfe for the three months ended March 31, 2007 and 2006, respectively.

Linn Energy, LLC

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2007	2006
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$39,204	$16,375
Gain (loss) on oil and gas derivatives	(60,441)	24,246
Natural gas marketing revenues	1,778	1,218
Other revenues	2,090	289
	(17,369)	42,128
Expenses:
Operating expenses	12,456	2,994
Natural gas marketing expenses	1,347	983
General and administrative expenses	10,621	9,470
Depreciation, depletion and amortization	11,851	3,700
	36,275	17,147
	(53,644)	24,981
Other income and (expenses)	(10,571)	(2,885)
Income (loss) before income taxes	(64,215)	22,096
Income tax provision	(3,632)	(119)
Net income (loss)	$(67,847)	$21,977

Net income (loss) per unit:
Units — basic	$(1.35)	$0.84
Units — diluted	$(1.35)	$0.84

Linn Energy, LLC

Selected Balance Sheet Data

	March 31, 2007	December 31, 2006
	(Unaudited)
	(in thousands)
Assets
Total current assets	$52,371	$69,676
Oil and gas properties and related equipment, net	1,209,175	733,289
Property and equipment, net	24,067	20,754
Other assets	89,340	92,589
Total assets	$1,374,953	$916,308

Liabilities and Unitholders’ Capital
Total current liabilities	$25,480	$18,017
Credit facility	596,750	425,750
Other long-term liabilities	42,880	21,587
Total liabilities	665,110	465,354
Unitholders’ capital	709,843	450,954
Total liabilities and unitholders’ capital	$1,374,953	$916,308

Linn Energy, LLC

Selected Cash Flow Data (Unaudited)

	Three Months Ended March 31,
	2007	2006
	(in thousands)

Net cash provided by (used in) operating activities	$(37,889)	$5,400
Net cash used in investing activities	(459,925)	(19,493)
Net cash provided by financing activities	492,195	18,932
Net increase (decrease) in cash	(5,619)	4,839

Cash and cash equivalents:
Beginning	6,595	11,041
Ending	$976	$15,880

Linn Energy, LLC

Guidance Table

	Q2 2007E			FY 2007E			FY 2008E
Net production (1)
Natural gas (MMcf)	3,475	-	3,980	15,660	-	17,550	19,000	-	21,000
Oil (MBbls)	230	-	250	950	-	1,000	1,100	-	1,400
NGL (MBbls)	170	-	210	905	-	1,030	1,400	-	1,500
Total (MMcfe)	5,875	-	6,740	26,790	-	29,730	34,000	-	38,400

Average daily production (MMcfe/d)	64.6	-	74.1	73.4	-	81.5	92.9	-	104.9

Other revenue (2)	$750	-	$1,250	$3,750	-	$5,250	$3,000	-	$5,000

% hedged
Natural gas:
% hedged (including puts) (3) (4)	100%	-	100%	100%	-	100%	97%	-	100%
% hedged (excluding puts)	57%	-	66%	51%	-	57%	63%	-	70%
Oil:
% hedged (including puts)	80%	-	87%	79%	-	83%	65%	-	83%
% hedged (excluding puts)	50%	-	54%	50%	-	53%	40%	-	51%
NGL:
% hedged (including puts) (4) (5)	100%	-	100%	100%	-	100%	80%	-	86%
% hedged (excluding puts)	—	-	—	—	-	—	—	-	—

Expenses ($ in thousands)
Operating expenses:
LOE and other	$9,500	-	$11,500	$42,000	-	$45,000	$48,000	-	$50,000
Production taxes	3,000	-	4,000	14,000	-	16,000	19,000	-	21,000
Total operating expenses	$12,500	-	$15,500	$56,000	-	$61,000	$67,000	-	$71,000

General and administrative expenses (6)	$4,000	-	$6,000	$20,000	-	$22,000	$21,000	-	$24,000
Interest expense (7)	$10,500	-	$11,500	$46,000	-	$48,000	$57,000	-	$60,000

Drilling and development capital expenditures ($ in thousands)
Maintenance	$8,000	-	$9,000	$28,000	-	$32,000	$29,000	-	$33,000
Growth	19,000	-	21,000	72,000	-	74,000	74,000	-	76,000
Total drilling and development capex	$27,000	-	$30,000	$100,000	-	$106,000	$103,000	-	$109,000

Linn Energy, LLC

Guidance Table

	Q2 2007E	FY 2007E	FY 2008E	FY 2009E	FY 2010E	FY 2011E
Natural gas hedges (3)
Swaps:
Volume (MMMBtu)	2,277	8,968	13,264	14,605	12,720	12,000
Price ($/MMBtu)	$8.69	$8.72	$8.52	$8.01	$7.57	$7.48
Puts:
Volume (MMMBtu)	2,412	9,126	7,053	6,960	6,960	6,960
Price ($/MMBtu)	$8.17	$8.21	$8.07	$7.50	$7.50	$7.50
Total:
Volume (MMMBtu)	4,689	18,094	20,317	21,565	19,680	18,960
Price ($/MMBtu)	$8.43	$8.46	$8.36	$7.85	$7.55	$7.49
% puts	51%	50%	35%	32%	35%	37%

Oil hedges (8)
Swaps:
Volume (MBbls)	125	500	560	580	550	525
Price ($/Bbl)	$75.83	$75.83	$74.31	$73.87	$74.54	$61.58
Puts:
Volume (MBbls)	75	292	350	350	500	550
Price ($/Bbl)	$71.67	$71.86	$70.71	$70.71	$69.00	$65.00
Total:
Volume (MBbls)	200	792	910	930	1,050	1,075
Price ($/Bbl)	$74.27	$74.37	$72.93	$72.68	$71.90	$63.33
% puts	37%	37%	38%	38%	48%	51%

Oil puts - NGL production (1) (5) (9)
Volume (MBbls)	300	1,100	1,200	1,200	1,200	1,200
Price ($/Bbl)	$65.00	$65.00	$65.00	$65.00	$65.00	$65.00
% puts	100%	100%	100%	100%	100%	100%

Notes to Guidance Table:

(1)            Amounts for FY 2007E include partial periods of production associated with acquisitions closed during the year.

(2)            Includes sales of propane and electricity in California and natural gas marketing and other income.

(3)            Linn Energy's natural gas production in Appalachia has a high Btu content, resulting in a premium to NYMEX natural gas prices. The Company hedges production based on Btu content.

(4)            Percentages greater than 100% represented as 100% hedged.

(5)            The Company entered into crude oil puts through 2011 to hedge a significant portion of expected NGL revenues associated with the Texas Panhandle acquisition.

(6)            Excludes unit-based compensation, which represents a non-cash charge based on equity-related compensation.

(7)            Interest expense excludes amortization of deferred financing costs.

(8)            Oil production in California is sold at approximately 79% of NYMEX under a long-term contract which typically receives a premium of $1.75-$2.00 per barrel based on higher API gravity.

(9)            Based on an historical NGL price realization to NYMEX crude of greater than 70% in the Texas Panhandle.

These estimates are meant to provide guidance only and are subject to revision as the operating environment of the Company changes.